Exhibit 99.1

January 28, 2015

Tetra Tech Reports First Quarter Results

•	Q1 EPS $0.41 – Exceeded guidance

•	WEI / RME backlog up 5%

•	Declared quarterly dividend

Pasadena, California. Tetra Tech, Inc. (NASDAQ: TTEK) today announced results for the fiscal 2015 first quarter ended December 28, 2014.

First Quarter Results

Revenue in the quarter was $581.1 million and revenue, net of subcontractor costs1, was $437.1 million, each down 10% compared to the prior year.  The declines were primarily due to the decision to complete certain fixed-price construction activities and wind-down the Remediation and Construction Management (“RCM”) segment.  Operating income was $36.6 million and diluted earnings per share (EPS) were $0.41.  Cash generated from operations was $5.5 million.

Tetra Tech’s Chairman and CEO, Dan Batrack commented, “Our new Water, Environment and Infrastructure (“WEI”) and Resource Management and Energy (“RME”) segments started the year with solid first quarter results, which contributed to exceeding EPS guidance for the first quarter. In addition, combined backlog for our on-going operations grew 5% on a constant currency basis.  We continue to make progress towards completing the remaining RCM projects, and are focused on long-term growth opportunities that will leverage our technically differentiated services in the water and environmental markets.”

Quarterly Dividend and Share Repurchase Program

On January 26, 2015, Tetra Tech’s Board of Directors declared a quarterly dividend of $0.07 per share payable on February 26, 2015 to stockholders of record as of February 11, 2015.  Additionally, in the first quarter, the Company has spent $20 million of the approved $200 million share repurchase program.

1  Tetra Tech’s revenue includes a significant amount of subcontractor costs and, therefore, the Company believes revenue, net of subcontractor costs, which is a non-GAAP financial measure, provides a valuable perspective on its business results.

Business Outlook

The following statements are based on current expectations.  These statements are forward-looking and the actual results could differ materially.  These statements do not include the potential impact of transactions that may be completed or developments that become evident after the date of this release.  The Business Outlook section should be read in conjunction with the information on forward-looking statements at the end of this release.

Tetra Tech expects diluted EPS for the second quarter of fiscal 2015 to be in the range of $0.28 to $0.32.  Revenue, net of subcontractor costs, for the second quarter is expected to range from $400 million to $450 million.  For fiscal 2015, Tetra Tech is updating its guidance.  Diluted EPS is now expected to range from $1.55 to $1.70. Cash EPS2 is expected to range from $2.30 to $2.55.  Revenue, net of subcontractor costs, for fiscal 2015 is expected to range from $1.70 billion to $1.85 billion.

In thousands (except EPS data)	Three Months Ended
	December 28, 2014	December 29, 2013
Revenue	$581,056	$645,848
Subcontractor costs	(143,976)	(162,857)
Revenue, net of subcontractor costs	437,080	482,991
Operating income	36,612	43,718
Interest expense	(1,790)	(2,424)
Income tax expense	(9,176)	(13,967)
Net income including noncontrolling interests	25,646	27,327
Net income attributable to noncontrolling interests	(71)	(12)
Net income attributable to Tetra Tech	$25,575	$27,315

Earnings per share attributable to Tetra Tech:
Basic	$0.41	$0.43
Diluted	$0.41	$0.42

Weighted-average common shares outstanding:
Basic	62,452	64,227
Diluted	63,112	65,048

Webcast

Investors will have the opportunity to access a live audio-visual webcast and supplemental financial information concerning the first quarter results through a link posted on the Company’s website at www.tetratech.com on January 29, 2015 at 8:00 a.m. (PST).

2  Cash EPS is a non-GAAP financial measure that provides a valuable perspective on the Company’s financial results.  Cash EPS defined as cash flow from operations divided by diluted shares outstanding.  Refer to cash flow statement for reconciliation from net income to cash flow from operations.

2

About Tetra Tech (www.tetratech.com)

Tetra Tech is a leading provider of consulting, engineering, program management, and construction management services.  The Company supports commercial and government clients focused on water, environment, infrastructure, resource management, and energy.  With 13,000 staff worldwide, Tetra Tech provides clear solutions to complex problems.

CONTACTS:
Jim Wu, Investor Relations
Charlie MacPherson, Media & Public Relations
(626) 470-2844

Forward-Looking Statements

This news release contains forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include information concerning future events and the future financial performance of Tetra Tech that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are urged to read the documents filed by Tetra Tech with the SEC, specifically the most recent reports on Form 10-K, 10-Q, and 8-K, each as it may be amended from time to time, which identify risk factors that could cause actual results to differ materially from the forward-looking statements. Among the important factors or risks that could cause actual results or events to differ materially from those in the forward-looking statements in this release are:  worldwide political and economic uncertainties; fluctuations in annual revenue, expenses, and operating results; the cyclicality in demand for our overall services; the cyclicality in demand for mining services; the cyclicality in demand for oil and gas services; concentration of revenues from U.S. government agencies and potential funding disruptions by these agencies; violations of U.S. government contractor regulations; dependence on winning or renewing U.S. government contracts; the delay or unavailability of public funding on U.S. government contracts; the U.S. government’s right to modify, delay, curtail or terminate contracts at its convenience; credit risks associated with certain commercial clients; risks associated with international operations; the failure to comply with worldwide anti-bribery laws; the failure to comply with domestic and international export laws; the failure to properly manage projects; the loss of key personnel or the inability to attract and retain qualified personnel; the use of estimates and assumptions in the preparation of financial statements; the ability to maintain adequate workforce utilization; the use of the percentage-of-completion method of accounting; the inability to accurately estimate and control contract costs; the failure to adequately recover on our claims for additional contract costs; the failure to win or renew contracts with private and public sector clients; acquisition strategy and integration risks; goodwill or other intangible asset impairment; growth strategy management; backlog cancellation and adjustments; the failure of partners to perform on joint projects; the failure of subcontractors to satisfy their obligations; requirements to pay liquidated damages based on contract performance; changes in resource management, environmental, or infrastructure industry laws, regulations, or programs; changes in capital markets and the access to capital; credit agreement covenants; industry competition; liability related to legal proceedings, investigations, and disputes; the availability of third-party insurance coverage; the ability to obtain adequate bonding; employee, agent, or partner misconduct; employee risks related to international travel; safety programs; conflict of interest issues; liabilities relating to reports and opinions; liabilities relating to environmental laws and regulations; force majeure events; protection of intellectual property rights; the interruption of systems and information technology; the ability to impede a business combination based on Delaware law and charter documents; and stock price volatility. Any projections in this release are based on limited information currently available to Tetra Tech, which is subject to change. Although any such projections and the factors influencing them will likely change, Tetra Tech will not necessarily update the information, since Tetra Tech will only provide guidance at certain points during the year. Readers should not place undue reliance on forward-looking statements since such information speaks only as of the date of this release.

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Tetra Tech, Inc.

Condensed Consolidated Statements of Income

(unaudited - in thousands, except per share data)

	Three Months Ended
	December 28,	December 29,
	2014	2013

Revenue	$581,056	$645,848
Subcontractor costs	(143,976)	(162,857)
Other costs of revenue	(358,281)	(396,528)
Selling, general and administrative expenses	(42,187)	(47,375)
Contingent consideration - fair value adjustments	-	4,630
Operating income	36,612	43,718

Interest expense	(1,790)	(2,424)

Income before income tax expense	34,822	41,294

Income tax expense	(9,176)	(13,967)

Net income including noncontrolling interests	25,646	27,327

Net income attributable to noncontrolling interests	(71)	(12)

Net income attributable to Tetra Tech	$25,575	$27,315

Net income attributable to Tetra Tech per share:
Basic	$0.41	$0.43

Diluted	$0.41	$0.42

Weighted-average common shares outstanding:
Basic	62,452	64,227

Diluted	63,112	65,048

Cash dividends paid per share	$0.07	$-

Tetra Tech, Inc.

Condensed Consolidated Balance Sheets

(unaudited - in thousands, except par value)

	December 28, 2014	September 28, 2014

Assets
Current Assets:
Cash and cash equivalents	$98,890	$122,379
Accounts receivable - net	667,425	701,892
Prepaid expenses and other current assets	53,040	52,256
Income taxes receivable	25,338	22,076
Total current assets	844,693	898,603

Property and equipment - net	70,661	73,864
Investments in and advances to unconsolidated joint ventures	1,936	2,140
Goodwill	698,833	714,190
Intangible assets - net	55,889	63,095
Other long-term assets	24,124	24,512
Total Assets	$1,696,136	$1,776,404

Liabilities and Equity
Current Liabilities:
Accounts payable	$116,571	$175,952
Accrued compensation	96,838	110,186
Billings in excess of costs on uncompleted contracts	106,882	103,343
Deferred income taxes	19,916	20,387
Current portion of long-term debt	10,907	10,989
Estimated contingent earn-out liabilities	6,786	3,568
Other current liabilities	78,467	79,436
Total current liabilities	436,367	503,861

Deferred income taxes	33,483	28,786
Long-term debt	190,116	192,842
Long-term estimated contingent earn-out liabilities	-	3,462
Other long-term liabilities	39,122	34,397

Commitments and contingencies

Equity:
Preferred stock - authorized, 2,000 shares of $0.01 par value; no shares issued and outstanding at December 28, 2014, and September 28, 2014	-	-
Common stock - authorized, 150,000 shares of $0.01 par value; issued and outstanding, 62,169 and 62,591 shares at December 28, 2014, and September 28, 2014, respectively	622	626
Additional paid-in capital	390,214	402,516
Accumulated other comprehensive income	(67,587)	(42,538)
Retained earnings	672,677	651,475
Tetra Tech stockholders’ equity	995,926	1,012,079
Noncontrolling interests	1,122	977
Total equity	997,048	1,013,056
Total Liabilities and Equity	$1,696,136	$1,776,404

TETRA TECH, INC

Condensed Consolidated Statements of Cash Flows

(unaudited - in thousands)

	Three Months Ended
	December 28,	December 29,
	2014	2013

Cash flows from operating activities:
Net income including noncontrolling interests	$25,646	$27,327

Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	12,992	15,914
Equity in earnings of unconsolidated joint ventures	(650)	(650)
Distributions of earnings from unconsolidated joint ventures	810	364
Stock-based compensation	2,840	2,339
Excess tax benefits from stock-based compensation	(142)	(213)
Deferred income taxes	4,846	557
Provision for doubtful accounts	(1,150)	3,069
Fair value adjustments to contingent consideration	-	(4,630)
Foreign exchange loss (gain)	120	(91)
(Gain) loss on disposal of property and equipment	(51)	1,035

Changes in operating assets and liabilities, net of effects of business acquisitions:
Accounts receivable	35,617	19,237
Prepaid expenses and other assets	769	(3,928)
Accounts payable	(59,382)	(6,186)
Accrued compensation	(13,348)	(13,646)
Billings in excess of costs on uncompleted contracts	3,539	12,671
Other liabilities	(6,276)	(7,790)
Income taxes receivable/payable	(726)	(3,660)
Net cash provided by operating activities	5,454	41,719

Cash flows from investing activities:
Capital expenditures	(7,137)	(6,602)
Payments for business acquisitions, net of cash acquired	-	(10,678)
Proceeds from sale of property and equipment	5,216	1,926
Payment received on note for sale of operation	-	3,900
Net cash used in investing activities	(1,921)	(11,454)

Cash flows from financing activities:
Payments on long-term debt	(15,926)	(233)
Proceeds from borrowings	13,493	-
Payments of earn-out liabilities	-	(1,589)
Net change overdrafts	-	(915)
Excess tax benefits from stock-based compensation	142	213
Repurchases of common stock	(20,167)	-
Dividends paid	(4,372)	-
Net proceeds from issuance of common stock	1,521	6,327
Net cash (used in) provided by financing activities	(25,309)	3,803

Effect of foreign exchange rate changes on cash	(1,713)	(2,577)

Net (decrease) increase in cash and cash equivalents	(23,489)	31,491
Cash and cash equivalents at beginning of period	122,379	129,305

Cash and cash equivalents at end of period	$98,890	$160,796

Supplemental information:
Cash paid during the period for:
Interest	$1,867	$2,251
Income taxes, net of refunds received	$4,700	$16,158